                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
              TENDER OF CLASS A AND CLASS B SHARES OF COMMON STOCK
                                       OF
                                 CMP MEDIA INC.
                                       TO
                             MFW ACQUISITION CORP.
                           A WHOLLY-OWNED SUBSIDIARY
                                       OF
                         MFW ACQUISTION HOLDINGS CORP.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of Class A and Class B Common Stock, par value $.01 per share (the "Shares"), of CMP Media Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to ChaseMellon Shareholder Services, L.L.C., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, telex or facsimile transmission to the Depositary. See
Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

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
      BY REGISTERED OR CERTIFIED MAIL:                   BY HAND BEFORE 4:30 P.M.:
  ChaseMellon Shareholder Services, L.L.C.       ChaseMellon Shareholder Services, L.L.C.
                 PO Box 3301                             120 Broadway, 13th Floor
         South Hackensack, NJ 07606                         New York, NY 10271
    Attention: Reorganization Department           Attention: Reorganization Department

          BY OVERNIGHT COURIER AND                      BY FACSIMILE TRANSMISSION:
           BY HAND AFTER 4:30 P.M.                            (201) 296-4293
          ON EXPIRATION DATE ONLY:                       CONFIRM BY TELEPHONE TO:
  ChaseMellon Shareholder Services, L.L.C.                    (201) 296-4860
     85 Challenger Road, Mail Drop-Reorg
          Ridgefield Park, NJ 07660
    Attention: Reorganization Department
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    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OR TELEX OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tender(s) to MFW Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of MFW Acquisition Holdings Corp., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 6, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.

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
Number and Class of Shares:                    Name(s) of Record Holder(s)

Share Certificate No(s). (if available)

                                               Please Type or Print

(Check box if Shares will be tendered by book-entry transfer)

/ /  The Depository Trust Company

Account Number                                 Address(es)

Dated , 1999
                                               Zip Code

                                               Area Code and Tel. No.

                                               Signature(s)
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
                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees delivery to the Depositary, at one of its addresses set forth above, of Share Certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three Nasdaq National Market System trading days after the date hereof.

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
                  Name of Firm                                  Authorized Signature

                    Address                                            Title

                                                                        Name
                    Zip Code                                    Please Type or Print

             Area Code and Tel. No.                                 Date  , 1999
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    NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES
SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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